Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Exhibit 10.32

Amendment No. 3 to Agreement
(“Amendment No. 3”)

Amendment No. 3 Effective Date:         December 21, 2022

Name of Original Agreement:     Research Collaboration and License Agreement (the “Original Agreement,” and together with previous amendments, if any, as described below, the “Agreement”)

Effective Date of Original Agreement:     December 22, 2017 (“Effective Date”)

Parties:    Pfizer Inc. (“Pfizer”) and Arvinas Operations, Inc., f/k/a Arvinas, Inc. (“Arvinas”)

Dates of Previous Amendments:    Amendment No. 1 dated December 9, 2019; Amendment No. 2 dated January 14, 2022

WHEREAS, the Parties wish to amend the terms of the Agreement regarding the nomination of a Target (as defined in the Agreement).

NOW, THEREFORE, in order to accommodate the desired amendments, the Parties hereby agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.Amendments to the Agreement.

2.1.Notwithstanding any other provision of the Agreement, the Parties agree that (i) Pfizer shall hereby be deemed to have issued a Target Substitution Notice pursuant to which [**] shall be replaced with [**] (the “[**] Substitute”), which Arvinas accepts as a Target under the Agreement, (ii) the [**] Substitute [**], and (iii) the Parties shall agree on the Research Plan for the [**] Substitute [**], as applicable, in accordance with Section 3.5 of the Agreement, and Pfizer shall [**] for such Target no later than [**]. Notwithstanding Section 5.4 of the Agreement, the payment due under such Section 5.4.2 thereof [**] for the [**] Substitute pursuant to Section 2.8 thereof shall be paid on or before [**], and the Parties shall cooperate as reasonably required to ensure that the corresponding invoice is issued and paid on or before such date. For clarity, in accordance with Sections 2.2.4 and 2.2.5 of the Agreement (as amended by this Amendment No. 3), any [**] with respect to the [**] Substitute may be applied by Pfizer as [**] due under Section 5.4 of the Agreement with respect to a [**] made in accordance with clause (ii) of the first sentence of this Section.

3.Ratification of the Agreement. Except as expressly set forth in Article 2 above, the Agreement shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein,

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operate as a waiver of any right, power or remedy of the parties to the Agreement, nor constitute a waiver of any provision of the Agreement.

4.Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

SIGNATURES IMMEDIATELY FOLLOWING ON NEXT PAGE

Amendment 0217162
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IN WITNESS WHEREOF, the duly authorized representatives of Pfizer and Arvinas have executed this Amendment No. 3 as of the date first above written.

Arvinas Operations, Inc

By:    /s/ Sean Cassidy

Print Name:    Sean Cassidy
Title:    CFO

Date:    _January 10, 2023_______________
            (Duly authorized)

Pfizer Inc.

By:    /s/ Charlotte Allerton

Print Name:     Charlotte Allerton
Title:    SVP, Head Medicine Design

Date:    _January 10, 2023__________________
                (Duly authorized)

Amendment 0217163
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